EXHIBIT 99.1

Gladstone Investment Corporation Reports Financial Results for the Quarter and Fiscal Year Ended March 31, 2009

 * Net Investment Income for the quarter ended March 31, 2009 was $3.0 million, or $0.14 per common share, and for the fiscal year ended
   March 31, 2009 was $13.4 million, or $0.62 per common share.
 * Net Decrease in Net Assets Resulting From Operations for the
   quarter ended March 31, 2009 was ($4.0) million, or ($0.18) per common share, and for the fiscal year was ($11.4) million, or
   ($0.53) per common share.

MCLEAN, Va., June 1, 2009 (GLOBE NEWSWIRE) -- Gladstone Investment Corp. (Nasdaq:GAIN) (the "Company") today announced earnings for the fourth quarter and fiscal year ended March 31, 2009. All per share references are per basic and diluted weighted average common share outstanding, unless otherwise noted.

Net Investment Income for the quarter ended March 31, 2009 was $3.0 million, or $0.14 per common share, as compared to $3.4 million, or $0.21 per common share, for the quarter ended March 31, 2008, a decrease in Net Investment Income of 11.8% and a decrease of 33.3% per common share. The decrease in Net Investment Income was driven primarily by reductions in interest rates in the U.S financial markets based on the London Interbank Offering Rate ("LIBOR") during the comparable quarter-end periods, due to the instability and tightening of the credit markets. The per share results were also adversely impacted by the increase in weighted average shares as a result of the rights offering completed subsequent to the quarter ended March 31, 2008.

Net Investment Income for the fiscal year ended March 31, 2009 was $13.4 million, or $0.62 per common share, as compared to $13.1 million, or $0.79 per common share, for the fiscal year ended March 31, 2008, an increase in Net Investment Income of 2.3%, but a decrease of 21.5% per common share. The increase in Net Investment Income compared to the prior fiscal year end period was driven primarily by lower interest expense incurred on decreased borrowings outstanding under the Company's credit facility, partially offset by reductions in LIBOR during the fiscal year, the net result being a slight increase in Net Investment Income when compared to the prior year period. The per share results were also adversely impacted by the increase in weighted average shares as a result of the rights offering completed subsequent to the fiscal year ended March 31, 2008.

Net Decrease in Net Assets Resulting from Operations for the quarter ended March 31, 2009 was ($4.0) million, or ($0.18) per common share, as compared to $10.0 million, or $0.60 per common share, for the quarter ended March 31, 2008. Net Decrease in Net Assets Resulting from Operations for the fiscal year ended March 31, 2009 was ($11.4) million, or ($0.53) per share, as compared to $0.9 million, or $0.06 per share, for the fiscal year ended March 31, 2008. The 2009 fiscal year figures were largely impacted by significant devaluations in the Company's portfolio experienced during the fiscal year ended March 31, 2009, particularly in the senior syndicated loan market, as discussed below. The per share results were also adversely impacted by the increase in weighted average shares as a result of the rights offering completed subsequent to the quarter and fiscal year ended March 31, 2008.

The primary difference between the current and prior year periods is the increase in net unrealized depreciation on the Company's investment portfolio, specifically in the senior syndicated loan investments. The Company recorded net unrealized depreciation of $6.1 million and $19.8 million for the quarter and fiscal year ended March 31, 2009, respectively, compared to net unrealized depreciation of $11.1 million and $11.6 million for the quarter and fiscal year ended March 31, 2008, respectively. The Company's investment portfolio was valued at a depreciated value as of March 31, 2009 due primarily to the general instability of the loan markets. Although the investment portfolio has depreciated, the entire portfolio was fair valued at 90.0% of cost as of March 31, 2009. The unrealized depreciation of the Company's investments does not have an impact on its current ability to pay distributions to stockholders, although it may be an indication of future realized losses, which could ultimately reduce the Company's income available for distribution.

Net realized loss on investments for the quarter and fiscal year ended March 31, 2009 was $0.8 million and $5.0 million, respectively, as compared to $2.2 million and $2.4 million for the quarter and fiscal year ended March 31, 2008, respectively. These losses were realized in connection with various sales and settlements of the Company's senior syndicated loan investments throughout the related periods.

Total assets were $326.8 million at March 31, 2009, as compared to $352.3 million at March 31, 2008. Net asset value was $9.73 per actual common share outstanding at March 31, 2009, as compared to $12.47 per actual common share outstanding at March 31, 2008.

The annualized weighted average yield on the Company's portfolio, excluding cash and cash equivalents, was 7.9% and 8.2% for the quarter and fiscal year ended March 31, 2009, respectively, as compared to 8.4% and 8.9% for the quarter and fiscal year ended March 31, 2008, respectively. The weighted average yield varies from period to period based on the current stated interest rate on interest-bearing investments and the amounts of loans for which interest is not accruing. Reductions in LIBOR during the quarter and fiscal year ended March 31, 2009 have reduced the Company's income, negatively impacting financial results. The effect of the decrease in LIBOR has been mitigated by the presence of a rate floor or fixed rate on most of the other loans held in the Company's portfolio that it has originated.

During the fourth quarter ended March 31, 2009, the Company recorded the following activity:

 * Entered into agreements to sell the majority of its senior syndicated loans, one of which settled prior to March 31, 2009 and the balance of which were settled during April and May 2009;
 * Settled one syndicated loan, RPG Holdings, Inc., through a bankruptcy petition, in which the Company received $900,000 in cash and $3.0 million in senior term notes in exchange with American
   Greetings Corporation; and
 * Paid monthly distributions of $0.08 per share for each of the months of January, February and March 2009.

At March 31, 2009, the Company held 34 Non-Control/Non-Affiliate investments, seven Control investments and five Affiliate investments, totaling an aggregate cost basis of approximately $349 million and a fair value of approximately $314 million.

                                                  March 31, 2009
                                            --------------------------
                                               Cost         Fair Value
                                            ----------      ----------
 Senior Term Debt                           $  230,861      $  185,161
 Senior Subordinated Term Debt                  72,762          66,576
 Subordinated Term Debt                             --              --
 Preferred & Common Equity Securities           45,322          62,193
                                            ----------      ----------
 Total Investments                          $  348,945      $  313,930
                                            ==========      ==========

Upon the settlement of the sale of the majority of its senior syndicated loans and certain portfolio company refinancing of senior term debt in April and May, as described below, the Company's total investment portfolio, at cost, approximated fair value of approximately $240 million. As a result of the Company's recent senior syndicated loan sales, it currently holds five Non-Control/Non-Affiliate investments, seven Control investments and five Affiliate investments.

"We will strive to maintain and grow our portfolio mix of mezzanine and equity company investments, though we continue to worry about the economy, which is reflected in our limited investment activity in the prior two quarters. Our goal continues to be the maintenance and consistency of our distributions to stockholders," said Dave Dullum, President.

Subsequent to March 31, 2009, the Company:

 * Entered into a new credit agreement for a $50.0 million revolving credit facility with Branch Bank and Trust Company in April 2009
   (the "Credit Facility").  Key Equipment Finance Inc. is also a lender in this facility. In connection with the entry into the
   Credit Facility, the Company borrowed $43.8 million under the
   Credit Facility to repay in full all principal and interest owing under its prior credit agreement and Deutsche Bank, A.G., who was a lender under the prior facility, elected not to participate in the new facility and withdrew its commitment.  Committed funding under the Credit Facility was reduced from the $125.0 million available under its prior credit facility.  The Credit Facility matures on
   April 14, 2010 and if the facility is not renewed or extended by this date, all unpaid principal and interest will be due and payable within one year of maturity.  In May 2009, the Company cancelled its interest rate cap agreement with Deutsche Bank, A.G.
   and entered into a new interest rate cap agreement for a notional amount of $45 million that will effectively limit the interest rate on a portion of the borrowings under the line of credit pursuant to the terms of the Credit Facility.

 * Finalized its sale of 29 of the 32 senior syndicated loans that were held in its portfolio of investments at March 31, 2009 to various investors in the syndicated loan market.  The loans, in aggregate, had a cost value of approximately $104.2 million, or
   29.9% of the cost value of the Company's total investments, and an aggregate fair market value of approximately $69.8 million, or
   22.2% of the fair market value of the Company's total investments, at March 31, 2009.  As a result of these sales, the Company received approximately $69.2 million in net cash proceeds and recorded a realized loss of approximately $34.6 million, which loss will be reflected in the results of operations for the three months ending June 30, 2009.  The proceeds from these sales were used to pay down the Company's prior credit facility.

 * Entered into agreements with certain of its portfolio companies, including the refinancing of senior term debt, reductions in revolving lines of credit and prepayments of revolving lines of credit.

 * Declared monthly cash distributions of $0.04 per common share for each of the months of April, May and June 2009.

The financial statements below are without footnotes, so readers should obtain and carefully review the Company's Form 10-K for the fiscal year ended March 31, 2009, including the footnotes to the financial statements contained therein. The Company has filed the 10-K with the Securities and Exchange Commission (the "SEC") today, which can be retrieved from the SEC's website at www.sec.gov or from the Company's website at www.GladstoneInvestment.com. A paper copy can be obtained free of charge by writing to the Company at 1521 Westbranch Drive, Suite 200, McLean, VA 22102.

The Company will hold a conference call Tuesday, June 2, 2009 at 8:30 am EDT. Please call (877) 407-8031 to enter the conference. An operator will monitor the call and set a queue for the questions. A replay of the conference call will be available through September 2, 2009. To hear the replay, please dial (877) 660-6853, access playback account 286 and use ID code 320571. The replay will be available approximately two hours after the call concludes.

The live audio broadcast of Gladstone Investment's quarterly conference call will be available online at www.GladstoneInvestment.com and www.investorcalendar.com. The event will be archived and available for replay on the Company's website through September 2, 2009.

Gladstone Investment Corporation is an investment company that seeks to make debt and equity investments in small and medium-sized private businesses in the U.S. in connection with buyouts and other recapitalizations. For more information please visit the Company's website at http://www.GladstoneInvestment.com.

For further information contact Kerry Finnegan at 703-287-5893.

This press release includes statements that may constitute "forward-looking statements," including statements with regard to the future performance of the Company. Words such as "should," "could," "believes," "feel," "expects," "confident," "projects," "strive," "goals," and "future" or similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company's current plans that are believed to be reasonable as of the date of this press release. Examples of such forward looking statements include statements regarding the Company's ability to maintain the value of its investment portfolio, to maintain the portfolio mix of investments, to make further investments and continue its current rate of distributions to stockholders. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the Company's ability to obtain the commitment of other lenders to join the Credit Facility, the Company's ability to maintain its status as a regulated investment company and the Company's ability to generate net investment income. Additional factors that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements also include those factors listed under the caption "Risk Factors" of the Company's Form 10-K for the fiscal year ended March 31, 2009, as filed on June 2, 2009. The risk factors set forth in the Form 10-K under the caption "Risk Factors" are specifically incorporated by reference into this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

                   GLADSTONE INVESTMENT CORPORATION
           CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
         (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                              (UNAUDITED)
                                                  March 31,  March 31,
                                                    2009        2008
                                                  ---------  ---------

 ASSETS
 Non-Control/Non-Affiliate investments
  (Cost 3/31/09: $134,836; 3/31/08: $166,416)     $  94,740  $ 142,739
 Control investments (Cost 3/31/09: $150,081;
  3/31/08: $138,354)                                166,163    145,407
 Affiliate investments (Cost 3/31/09: $64,028;
  3/31/08: $46,035)                                  53,027     47,458
                                                  ---------  ---------
 Total investments at fair value (Cost 3/31/09:
  $348,945; 3/31/08: $350,805)                      313,930    335,604

 Cash and cash equivalents                            7,236      9,360
 Interest receivable                                  1,500      1,662
 Due from custodian                                   2,706      4,399
 Due from Adviser                                        --         89
 Deferred financing fees                              1,167        323
 Prepaid assets                                         172        480
 Other assets                                           132        376
                                                  ---------  ---------
 TOTAL ASSETS                                     $ 326,843  $ 352,293
                                                  =========  =========

 LIABILITIES
 Accounts payable and accrued expenses            $   1,283  $     716
 Fee due to Administrator                               179        208
 Fees due to Adviser                                    187         --
 Borrowings under line of credit                    110,265    144,835
 Other liabilities                                      127         89
                                                  ---------  ---------
 TOTAL LIABILITIES                                  112,041    145,848
                                                  ---------  ---------
 NET ASSETS                                       $ 214,802  $ 206,445
                                                  =========  =========

 ANALYSIS OF NET ASSETS
 Common stock, $0.001 par value, 100,000,000
  shares authorized; 22,080,133 and 16,560,100
  shares issued and outstanding at March 31, 2009
  and March 31, 2008, respectively                $      22  $      17
 Capital in excess of par value                     257,361    224,172
 Net unrealized depreciation of investment
  portfolio                                         (35,015)   (15,201)
 Net unrealized depreciation of derivative              (53)       (53)
 Accumulated net investment income                       18         18
 Accumulated net realized loss                       (7,531)    (2,508)
                                                  ---------  ---------
 TOTAL NET ASSETS                                 $ 214,802  $ 206,445
                                                  =========  =========
 NET ASSETS PER SHARE                             $    9.73  $   12.47
                                                  =========  =========

                   GLADSTONE INVESTMENT CORPORATION
                 CONSOLIDATED STATEMENTS OF OPERATIONS
         (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                              (UNAUDITED)

                                                   Quarter Ended
                                                      March 31,
                                               -----------------------
                                                  2009        2008
                                               ----------- -----------
 INVESTMENT INCOME
  Interest income
   Non-Control/Non-Affiliate investments       $     1,669 $     3,355
   Control investments                               2,919       2,725
   Affiliate investments                             1,438         784
   Cash and cash equivalents                            --          23
                                               ----------- -----------
   Total interest income                             6,026       6,887
  Other income                                          12           7
                                               ----------- -----------
   Total investment income                           6,038       6,894
                                               ----------- -----------

 EXPENSES
  Loan servicing fee                                 1,233       1,273
  Base management fee                                  396         493
  Administration fee                                   179         208
  Interest expense                                   1,340       1,914
  Amortization of deferred financing fees               --         139
  Professional fees                                    148          60
  Stockholder related costs                             72          48
  Insurance expense                                     57          48
  Directors fees                                        49          55
  Other expenses                                       107         110
                                               ----------- -----------
   Expenses before credit from Adviser               3,581       4,348
  Credit to base management fee from Adviser          (510)       (877)
                                               ----------- -----------
   Total expenses net of credit to base
    management fee                                   3,071       3,471
                                               ----------- -----------

 NET INVESTMENT INCOME                               2,967       3,423
                                               ----------- -----------

 REALIZED AND UNREALIZED GAIN (LOSS) ON
  INVESTMENTS:
  Realized loss on sale of Non-Control/
   Non-Affiliate investments                          (808)     (2,214)
  Net unrealized depreciation of Non-Control/
   Non-Affiliate investments                        (8,704)    (12,606)
  Net unrealized appreciation (depreciation)
   of Control investments                            1,301         397
  Net unrealized (depreciation) appreciation of
   Affiliate investments                             1,262       1,105
  Net unrealized depreciation on derivative             --         (58)
                                               ----------- -----------
   Net loss on investments                          (6,949)    (13,376)
                                               ----------- -----------

 NET (DECREASE) INCREASE IN NET ASSETS
  RESULTING FROM OPERATIONS                    $    (3,982)$    (9,953)
                                               =========== ===========

 NET (DECREASE) INCREASE IN NET ASSETS
  RESULTING FROM OPERATIONS PER COMMON SHARE:
  Basic and diluted                            $     (0.18)$     (0.60)

 WEIGHTED AVERAGE SHARES OF COMMON STOCK
  OUTSTANDING:
   Basic and diluted weighted average shares    22,080,133  16,560,100

                   GLADSTONE INVESTMENT CORPORATION
                 CONSOLIDATED STATEMENTS OF OPERATIONS
         (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                              (UNAUDITED)
                                           Year Ended March 31,
                                   -----------------------------------
                                      2009        2008        2007
                                   ----------- ----------- -----------
 INVESTMENT INCOME
  Interest income
   Non-Control/Non-Affiliate
    investments                    $     8,466 $    14,575 $     9,572
   Control investments                  11,291      10,768       5,486
   Affiliate investments                 5,376       2,286         536
   Cash  and cash equivalents               67         217       1,662
                                   ----------- ----------- -----------
   Total interest income                25,200      27,846      17,256
  Other income                             612          48           6
                                   ----------- ----------- -----------
   Total investment income              25,812      27,894      17,262
                                   ----------- ----------- -----------

 EXPENSES
  Loan servicing fee (Refer to
   Note 4)                               5,002       5,014       1,569
  Base management fee (Refer to
   Note 4)                               1,699       1,803       2,413
  Administration fee (Refer to
   Note 4)                                 821         855         527
  Interest expense                       5,349       7,733         608
  Amortization of deferred
   financing fees                          323         734         234
  Professional fees                        532         416         586
  Stockholder related costs                485         268         273
  Insurance expense                        222         231         262
  Directors fees                           194         232         208
  Other expenses                           271         365         312
                                   ----------- ----------- -----------
   Expenses before credit from
    Adviser                             14,898      17,651       6,992
  Credit to base management fee
   from Adviser (Refer to Note 4)       (2,474)     (2,809)       (878)
                                   ----------- ----------- -----------
   Total expenses net of credit to
    base management fee                 12,424      14,842       6,114
                                   ----------- ----------- -----------

 NET INVESTMENT INCOME                  13,388      13,052      11,148
                                   ----------- ----------- -----------

 REALIZED AND UNREALIZED GAIN
  (LOSS) ON INVESTMENTS:
  Realized loss on sale of
   Non-Control/Non-Affiliate
   investments                          (5,023)     (2,412)        (94)
  Net unrealized depreciation of
   Non-Control/Non-Affiliate
   investments                         (16,418)    (23,278)       (562)
  Net unrealized appreciation
   (depreciation) of Control
   investments                           9,029      10,339      (3,236)
  Net unrealized (depreciation)
   appreciation of Affiliate
   investments                         (12,425)      1,411          13
  Net unrealized depreciation on
   derivative                               --         (53)         --
                                   ----------- ----------- -----------
   Net loss on investments             (24,837)    (13,993)     (3,879)
                                   ----------- ----------- -----------

 NET (DECREASE) INCREASE IN NET
  ASSETS RESULTING FROM OPERATIONS $   (11,449)$      (941)$     7,269
                                   =========== =========== ===========

 NET (DECREASE) INCREASE IN NET
  ASSETS RESULTING FROM OPERATIONS
  PER COMMON SHARE:
   Basic and diluted               $     (0.53)$     (0.06)$      0.44

 WEIGHTED AVERAGE SHARES OF COMMON
  STOCK OUTSTANDING:
   Basic and diluted weighted
    average shares                  21,545,936  16,560,100  16,560,100

                   GLADSTONE INVESTMENT CORPORATION
                   CONSOLIDATED FINANCIAL HIGHLIGHTS
   (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AND PER UNIT DATA)
                              (UNAUDITED)

                                              Quarter Ended March 31,
                                             ------------------------
                                                2009         2008
                                             -----------  -----------
 Per Share Data (1)
 --------------
 Balance at beginning of period              $     10.15  $     13.31
 Income from investment operations
   Net investment income (2)                        0.14         0.21
   Realized loss on sale of investments (2)        (0.04)       (0.13)
   Net unrealized depreciation  of
    investments (2)                                (0.28)       (0.68)
                                             -----------  -----------
     Total from investment operations              (0.18)       (0.60)
                                             -----------  -----------
 Distributions to stockholders:
   Net investment income                           (0.13)       (0.21)
   Tax return on capital                           (0.11)       (0.03)
                                             -----------  -----------
     Total distributions (3)                       (0.24)       (0.24)
                                             -----------  -----------
 Net asset value at end of period            $      9.73  $     12.47
                                             ===========  ===========

 Per share market value at beginning of
  period                                     $      4.89  $      9.81
 Per share market value at end of period            3.82         9.41
 Total return (5)                                 (17.39)%      (1.77)%
 Shares outstanding at end of period          22,080,133   16,560,100

 Statement of Assets and Liabilities Data:
 -----------------------------------------
 Net assets at end of period                 $   214,802  $   206,445
 Average net assets (6)                          218,259      214,144

 Senior Securities Data:
 -----------------------
 Borrowing under line of credit              $   110,265  $   144,835
 Asset coverage ratio (7),(8)                        295%         243%
 Average coverage per unit (8)               $     2,948  $     2,425

 Ratios/Supplemental Data:
 -------------------------
 Ratio of expenses to average net assets (9),
  (10)                                              6.56%  8.12%
 Ratio of net expenses to average net assets
  (9),(11)                                          5.63%        6.48%
 Ratio of net investment income to average
  net assets (9)                                    5.44%  6.39%

 --------------------------------------------
 (1) Based on actual shares outstanding at the end of the
     corresponding period.
 (2) Based on weighted average basic per share data.
 (3) Distributions are determined based on taxable income calculated in accordance with income tax regulations which may differ from amounts determined under accounting principles generally accepted in the United States of America.
 (4) The effect of distributions from the stock rights offering after the record date represents the effect on net asset value of issuing additional shares after the record date of a distribution.
 (5) Total return equals the change in the market value of the
     Company's common stock from the beginning of the period taking into account distributions reinvested in accordance with the terms of our distribution reinvestment plan.
 (6) Calculated using the average of the ending monthly net assets for the respective periods.
 (7) As a business development company, the Company is generally required to maintain a ratio of at least 200% of total assets to total borrowings.
 (8) Asset coverage ratio is the ratio of the carrying value of the
     Company's total consolidated assets, less all liabilities and indebtedness not represented by senior securities, to the
     aggregate amount of senior securities representing indebtedness.
     Asset coverage per unit is expressed in terms of dollar amounts per $1,000 of indebtedness.
 (9) Amounts are annualized
 (10)Ratio of expenses to average net assets is computed using expenses before credit from the Adviser.
 (11)Ratio of net expenses to average net assets is computed using total expenses net of credits to the management fee.

                   GLADSTONE INVESTMENT CORPORATION
                   CONSOLIDATED FINANCIAL HIGHLIGHTS
   (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AND PER UNIT DATA)
                              (UNAUDITED)

                                         Year Ended March 31,
                                -------------------------------------
                                   2009         2008         2007
                                -----------  -----------  -----------
 Per Share Data (1)
 --------------
 Balance at beginning of period $     12.47  $     13.46  $     13.88
 Income from investment
  operations
  Net investment income (2)            0.62         0.79         0.67
  Realized loss on sale of
   investments (2)                    (0.23)       (0.15)       (0.01)
  Net unrealized depreciation
   of investments (2)                 (0.92)       (0.70)       (0.22)
                                -----------  -----------  -----------
   Total from investment
    operations                        (0.53)       (0.06)        0.44
                                -----------  -----------  -----------
 Distributions to stockholders:
  Net investment income               (0.62)       (0.78)       (0.75)
  Tax return on capital               (0.34)       (0.15)       (0.10)
                                -----------  -----------  -----------
   Total distributions (3)            (0.96)       (0.93)       (0.85)

  Rights offering costs               (0.03)          --        (0.01)
  Effect on distribution of
   rights offering after record
   date (4)                           (1.22)          --           --
                                -----------  -----------  -----------
 Net asset value at end of
  period                        $      9.73  $     12.47  $     13.46

                                ===========  ===========  ===========

 Per share market value at
  beginning of period           $      9.32  $     14.87  $     15.10
 Per share market value at end
  of period                            3.82         9.41        14.87
 Total return (5)                    (51.65)%     (31.54)%       4.36%
 Shares outstanding at end of
  period                         22,080,133   16,560,100   16,560,100

 Statement of Assets and
  Liabilities Data:
 -----------------------
 Net assets at end of period    $   214,802  $   206,445  $   222,819
 Average net assets (6)             228,869      219,626      225,643

 Senior Securities Data:
 -----------------------
 Borrowing under line of credit $   110,265  $   144,835  $   100,000
 Asset coverage ratio (7),(8)           295%         243%         323%
 Average coverage per unit (8)  $     2,948  $     2,425  $     3,228

 Ratios/Supplemental Data:
 -------------------------
 Ratio of expenses to average
  net assets (9)                       6.51%        8.04%        3.10%
 Ratio of net expenses to
  average net assets (10)              5.43%        6.76%        2.71%
 Ratio of net investment income
  to average net assets                5.85%        5.94%        4.94%

 -------------------------------
 (1) Based on actual shares outstanding at the end of the
     corresponding period.
 (2) Based on weighted average basic per share data.
 (3) Distributions are determined based on taxable income calculated in accordance with income tax regulations which may differ from amounts determined under accounting principles generally accepted in the United States of America.
 (4) The effect of distributions from the stock rights offering after the record date represents the effect on net asset value of issuing additional shares after the record date of a distribution.
 (5) Total return equals the change in the market value of the
     Company's common stock from the beginning of the period taking into account distributions reinvested in accordance with the terms of our distribution reinvestment plan.
 (6) Calculated using the average of the ending monthly net assets for the respective periods.
 (7) As a business development company, the Company is generally required to maintain a ratio of at least 200% of total assets to total borrowings.
 (8) Asset coverage ratio is the ratio of the carrying value of the
     Company's total consolidated assets, less all liabilities and indebtedness not represented by senior securities, to the
     aggregate amount of senior securities representing indebtedness.
     Asset coverage per unit is expressed in terms of dollar amounts per $1,000 of indebtedness.
 (9) Ratio of expenses to average net assets is computed using expenses before credit from the Adviser.
 (10)Ratio of net expenses to average net assets is computed using total expenses net of credits to the management fee.

CONTACT:  Gladstone Investment Corporation
          Kerry Finnegan
          703-287-5893